MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline, N.E., Suite 200
Grand Rapids, MI 49525

_________________

Telephone: (616)776-2600
Facsimile: (616) 776-2776

www.meritagehospitality.com

FOR IMMEDIATE RELEASE
CONTACT:
Robert E. Schermer, Jr.
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE REPORTS EARNINGS IN SECOND QUARTER

        GRAND RAPIDS, Michigan, June 24, 2003. Meritage Hospitality Group Inc. (AMEX: MHG), the nation’s only publicly traded Wendy’s franchisee, today announced net sales for the second quarter ended June 1, 2003 increased 1.4% to $11.9 million, compared to $11.7 million during the same period last year. Meritage’s net earnings for the quarter were $549,000 or $0.10 per share compared to $251,000 or $0.05 per share for the same period in 2002. The 2003 second quarter results include a $628,000 profit earned from the sale of surplus real estate which the Company acquires from time to time in its restaurant development efforts.

2003 Six Month Results

        Net sales for the first six months ended June 1, 2003, increased 1.5% to $22.5 million, compared to $22.1 million during the same period last year. Meritage’s net earnings for the six month period were $46,000 or $0.01 per share compared to net earnings of $113,000 or $0.02 per share for the same period last year.

        Commenting on Meritage’s results, CEO Robert Schermer, Jr., stated, “We are beginning to experience an improving business climate in our Wendy’s market areas. Our operations team remains focused on improving sales performance and store level profitability through improved restaurant operations and excellent customer service. Wendy’s will be introducing several new premium products in the second half of 2003 including a Southwest Chicken Caesar Salad and Homestyle Chicken Strips which we believe have a healthy, high quality flavor combination that our customers will enjoy. Wendy’s has been an innovator in bringing healthy products to the quick service restaurant market.”

        Meritage opened a new Wendy’s restaurant during the first half of fiscal 2003, and will open two additional restaurants during the third quarter. In addition to opening these new stores, Meritage continues to modernize its older stores. Meritage recently signed agreements to purchase two older leased restaurants, bringing to six the number of older, formerly leased restaurants Meritage has purchased since 2001. The two older stores to be acquired are located in Battle Creek and Grand Haven, Michigan. Upon completion of these purchases, the Company will own approximately 75% of its restaurant properties. The Grand Haven restaurant will be torn down and replaced with a new Wendy’s restaurant before the end of the year. Meritage also restructured a multi-store lease that should result in lower rent payments as well as major capital improvements in excess of $800,000 being made by the landlord to five leased restaurants. The Company plans to spend an additional $500,000 for capital improvements to its older Wendy’s restaurants during the third quarter of 2003.

        The Company believes that the older store modernization program described above, together with its continued new store development, new product offerings and improved operations, will have a positive impact on our results now and into the future.

        The Company also continues to evaluate both the quick-casual and casual restaurant segments for franchise opportunities that would allow the Company to leverage its real estate development and restaurant operational expertise.

        The Company currently operates 47 “Wendy’s Old Fashioned Hamburgers” restaurants throughout Western and Southern Michigan serving 7.0 million customers annually. The Company has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchise system for the past three years. The Wendy’s franchise system is the third largest quick-service restaurant hamburger chain in the world with more than 6,200 restaurants and system-wide sales in excess of $7.1 billion. Wendy’s is the leading national, high quality hamburger concept in the quick-service restaurant category.

         SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

        Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

        Statements concerning expected financial performance, on-going business strategies and action which the Company intends to pursue to achieve strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance to differ materially from these forward looking statements include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and views about quick-service food; severe weather; changes in travel patterns; increases in food, labor and energy costs; the availability and cost of suitable restaurant sites; the ability to finance expansion; fluctuating interest rates; fluctuating insurance rates; the availability of adequate employees; directives issued by the franchisor; the general reputation of Wendy’s restaurants; and the recurring need for renovation and capital improvements. Also, the Company is subject to extensive government regulations relating to, among other things, zoning, minimum wage, public health certification, and the operation of its restaurants. Because the Company’s operations are concentrated in smaller urban areas of Michigan, a marked decline in the Michigan economy could adversely affect its operations.

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended June 1, 2003 and June 2, 2002
(Unaudited)

	June 1, 2003	June 2, 2002
Food and beverage revenue	$ 11,859,991	$ 11,694,052
Costs and expenses
Cost of food and beverages	2,935,173	2,856,759
Operating expenses	7,044,553	6,686,715
General and administrative expenses	694,888	775,228
Depreciation and amortization	707,119	695,158

Total costs and expenses	11,381,733	11,013,860

Earnings from operations	478,258	680,192
Other income (expense)
Interest expense	(580,172)	(472,824)
Interest income	18,311	9,417
Miscellaneous income	4,667	17,555
Gain on assets held for sale	628,297	--

Total other income (expense)	71,103	(445,852)

Earnings before income taxes	549,361	234,340
Income tax benefit	--	17,000

Net earnings	549,361	251,340
Dividends on preferred stock	6,642	6,642

Net earnings on common shares	$ 542,719	$ 244,698

Net earnings per common share - basic	$ 0.10	$ 0.05

Net earnings per common share - diluted	$ 0.10	$ 0.04

Weighted average shares outstanding - basic	5,345,866	5,327,180

Weighted average shares outstanding - diluted	5,635,285	5,691,364

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Operations
For the Six Months Ended June 1, 2003 and June 2, 2002
(Unaudited)

	June 1, 2003	June 2, 2002
Food and beverage revenue	$ 22,471,953	$ 22,131,764
Costs and expenses
Cost of food and beverages	5,478,581	5,452,850
Operating expenses	13,791,277	12,925,180
General and administrative expenses	1,389,734	1,506,014
Depreciation and amortization	1,384,778	1,281,182

Total costs and expenses	22,044,370	21,165,226

Income from operations	427,583	966,538
Other income (expense)
Interest expense	(1,160,673)	(917,322)
Interest income	20,101	24,030
Miscellaneous income	8,667	23,155
Gain on sale of assets held for sale	750,716	--

Total other expense	(381,189)	(870,137)

Earnings before income taxes	46,394	96,401
Income tax benefit	--	17,000

Net earnings	46,394	113,401
Dividends on preferred stock	13,284	13,284

Net earnings on common shares	$ 33,110	$ 100,117

Net earnings per common share - basic and diluted	$ 0.01	$ 0.02

Weighted average shares outstanding - basic	5,344,247	5,325,489

Weighted average shares outstanding - diluted	5,660,075	5,652,438